Exhibit 99.1

Delphi Technologies Shareholders Approve Transaction with BorgWarner

Deal expected to close in second half of 2020

London, June 25, 2020 – Delphi Technologies PLC (NYSE: DLPH) (“Delphi Technologies” or the “Company”) announced that at a special meeting of its shareholders held today, Delphi Technologies’ shareholders approved the Company’s previously announced transaction with BorgWarner Inc. (NYSE: BWA). An overwhelming majority of shareholders voted in favor of the transaction.

“We are pleased with the strong support from our shareholders for this transformative transaction, which we believe will create a leading propulsion technologies company that is uniquely equipped to serve OEMs and aftermarket customers around the world,” said Richard F. Dauch, CEO of Delphi Technologies. “We are excited to join forces with BorgWarner and look forward to delivering long-term value for all of our stakeholders.”

“We appreciate that a large majority of Delphi Technologies’ shareholders have voted to approve the transaction, underscoring the value that we believe is inherent in bringing our companies together,” said Frédéric Lissalde, President and CEO of BorgWarner. “We are now one step closer to delivering the expected significant benefits of this transaction to our combined stakeholders. We look forward to closing the transaction which is expected to occur in the second half of 2020.”

Delphi Technologies and BorgWarner continue to work diligently towards the closing of the transaction, which is subject to the receipt of the remaining required regulatory approvals and satisfaction or waiver of other closing conditions, including the sanctioning of the scheme of arrangement by the Royal Court of Jersey.

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About Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. The Company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.

Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be completed; failure to obtain regulatory approvals or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to any announcements relating to the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect Delphi Technologies , BorgWarner or the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities in response thereto; the significant and unprecedented market disruption caused by the COVID-19 pandemic and its impact on the businesses, operations and financial conditions of BorgWarner and Delphi Technologies; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.

For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, the information under the caption “Risk Factors” in Delphi Technologies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020.

Any forward-looking statements by Delphi Technologies or BorgWarner speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.